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                                                                    Exhibit 99.4



ON JUNE 2, 2000, GENERAL ELECTRIC COMPANY ISSUED THE FOLLOWING PRESS RELEASE:

                                                FOR MORE INFORMATION, CONTACT:
                                                JENNIFER CHRISTIANSEN
                                                GE MEDICAL SYSTEMS
                                                (414) 362-2544
                                                JENNIFER.CHRISTIANSEN@MED.GE.COM

                                                ROBERT BECKMAN
                                                LUNAR CORPORATION
                                                (608) 826-7308
                                                BOBBECKMAN@LUNARCORP.COM

FOR IMMEDIATE RELEASE

GE Medical Systems and Lunar Corporation Sign Definitive Agreement to Merge Operations

MILWAUKEE, Wis. and MADISON, Wis. (June 2, 2000) - GE Medical Systems (NYSE: GE) and Lunar Corporation (NASDAQ: LUNR), a leading provider of medical diagnostic systems for the assessment of osteoporosis and metabolic bone diseases and orthopedic applications, today announced a definitive agreement for GE Medical Systems to acquire 100% of Lunar's stock.

         In this transaction, each Lunar shareholder will receive $17 per share payable in GE stock. The actual number of shares of GE stock that each Lunar shareholder will receive will be determined based on the trading prices of GE stock for a period of time prior to the closing of the transaction.

         "Lunar has a long history of innovation in bone densitometry and providing extremity MRI systems for use in orthopedic applications," said Jeffrey R. Immelt, President and CEO of GE Medical Systems. "This transaction will expand GE Medical's portfolio into new and complementary areas and enable us to better serve the

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technology needs of healthcare providers and their patients, particularly in the area of women's healthcare. Recent advances in the treatment of osteoporosis have created a growing need for effective diagnostic systems such as those afforded by Lunar."

         For the 12 months ending March 31, 2000, Lunar reported revenues of $91 million and net income of $7 million.

         "Ongoing technological advancements have enabled Lunar to serve an even broader customer base," said Dr. Richard Mazess, Chairman and CEO of Lunar. "Shareholders, employees and customers alike will benefit from this merger which combines GE Medical's global distribution and service with Lunar's leadership in densitometry."

         This transaction, which is subject to Lunar shareholder and government approvals and other customary conditions, is expected to close by the third quarter of 2000.

         In connection with the merger agreement, Lunar granted GE an option to acquire newly issued shares of Lunar common stock, representing 19.9% of its total shares outstanding, at the $17 per share transaction price. In addition, Dr. Mazess entered into a shareholder agreement in which he agreed, among other things, to vote his shares of Lunar common stock, representing approximately 30% of Lunar outstanding shares, in favor of the proposed transaction. The Merger agreement has been approved by the board of directors of both GE and Lunar.

ABOUT LUNAR CORPORATION

         Lunar Corporation, with headquarters in Madison, Wisconsin, is a leading developer and manufacturer of innovative technology for the assessment of osteoporosis and metabolic bone diseases and orthopedic surgery. Lunar employs more than 300 people worldwide, and operates through facilities in the United States; Germany; Belgium; France; and Australia. For more information about Lunar, visit the company's website at WWW.LUNARCORP.COM.

ABOUT GE MEDICAL SYSTEMS

         GE Medical Systems is a $7 billion global leader in medical systems, information and technology. Its offerings include networking and productivity tools, healthcare

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information systems, patient monitoring systems, conventional and digital X-ray, computed tomography (CT), magnetic resonance (MR), ultrasound, positron emission tomography, and nuclear medicine systems. With global headquarters in Waukesha, Wisconsin, healthcare providers worldwide rely on GE Medical Systems for high quality medical technology, services and productivity solutions. For more information, visit the GE Medical Systems Web site at WWW.GEMEDICALSYSTEMS.COM.

THIS NEWS RELEASE SHALL NOT CONSTITUTE AN OFFER OF ANY SECURITIES FOR SALE. GE AND LUNAR CORPORATION WILL PREPARE AND FILE A PROXY STATEMENT/PROSPECTUS. COPIES OF THIS DOCUMENT WILL BE PROVIDED TO STOCKHOLDERS OF LUNAR CORPORATION. IN ADDITION, THIS DOCUMENT AND OTHER RELEVANT DOCUMENTS CONCERNING THE TRANSACTION WILL BE FILED WITH THE SECURITIES EXCHANGE COMMISSION AND COPIES WILL BE AVAILABLE FREE OF CHARGE FROM THE COMMISSION'S WEBSITE (WWW.SEC.GOV) AND FROM GE MEDICAL AND LUNAR. THIS PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION, AND INVESTORS ARE URGED TO READ THIS DOCUMENT ONCE IT BECOMES AVAILABLE. INVESTORS SHOULD READ THE JOINT PROXY/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE THE ACTUAL RESULTS OF THE ACQUISITION TO DIFFER MATERIALLY FROM GE MEDICAL'S EXPECTATIONS: THE ABILITY TO TIMELY AND FULLY REALIZE THE EXPECTED COST SAVINGS AND REVENUES; COMPETITION; CHANGES IN ECONOMIC CONDITIONS, AND CHANGES IN LEGISLATION OR REGULATORY REQUIREMENTS. GE MEDICAL DOES NOT ASSUME ANY DUTY TO UPDATE FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. SUCH STATEMENTS ARE BASED ON INFORMATION AVAILABLE AS OF THE DATE HEREOF, AND ARE MADE ONLY AS OF THE DATE HEREOF. TO THE EXTENT THAT SUCH STATEMENTS RELATE TO THE PROPOSED ACQUISITION REFERRED TO IN THIS RELEASE, THERE IS A RISK, AMONG OTHERS, THAT THE TRANSACTION MIGHT NOT BE COMPLETED.

GE, ITS OFFICERS AND DIRECTORS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM LUNAR SHAREHOLDERS WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. INFORMATION REGARDING SUCH OFFICERS AND DIRECTORS IS INCLUDED IN GE'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 FILED WITH THE SEC ON MARCH 17, 2000. THIS DOCUMENT IS AVAILABLE FREE OF CHARGE AT THE SEC WEBSITE AT WWW.SEC.GOV AND FROM THE GE CONTACT LISTED ABOVE.

LUNAR, ITS OFFICERS AND DIRECTORS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM LUNAR SHAREHOLDERS WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. INFORMATION REGARDING SUCH OFFICERS AND DIRECTORS IS INCLUDED IN LUNAR'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1999 FILED WITH THE SEC

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ON SEPTEMBER 27, 1999. THIS DOCUMENT IS AVAILABLE FREE OF CHARGE AT THE SEC
WEBSITE AT WWW.SEC.GOV AND FROM THE LUNAR CONTACT LISTED ABOVE.


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